EXHIBIT 5.2

August 25, 2011

Uranerz Energy Corporation
1701 East “E” Street
PO Box 50850
Casper, Wyoming  82605-0850

Re:	Registration Statement on Form S-3 (the “Registration Statement”)
dated August 25, 2011

Ladies and Gentlemen:

We have acted as New York counsel to Uranerz Energy Corporation, a Nevada corporation (the “Company”), with respect to certain legal matters in connection with the registration by the Company, under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Registration Statement of the offer and sale by the Company from time to time of common shares, par value $0.001 (“Common Shares”), debt securities (“Debt Securities”), warrants to purchase Common Shares or Debt Securities (“Warrants”), subscription receipts for Common Shares, Debt Securities, Warrants or any combination thereof (“Subscription Receipts”), or any combination thereof (“Units”), (collectively, the Common Shares, Debt Securities, Warrants, Subscription Receipts, and Units are referred to as the “Securities”).  The aggregate initial offering prices of the Securities that may be offered and sold by the Company pursuant to the Registration Statement to which this opinion is an exhibit will not exceed $100,000,000. The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement.

We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below.  In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies.  We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto including the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that, other than with respect to the Company, such agreements or instruments are the valid, binding and enforceable obligations of such parties.  As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and public officials.

For purposes of the opinions set forth below, we have also assumed that (a) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and such effectiveness will not have been terminated or rescinded, (b) a Prospectus Supplement will have been prepared and filed with the Securities and Exchange Commission describing the Securities offered thereby, (c) all Debt Securities will be offered, issued and sold in compliance with applicable United States federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement, (d) any definitive purchase, underwriting or similar agreement with respect to any Debt Securities offered will have been duly authorized and validly executed and delivered by the

Uranerz Energy Corporation
August 24, 2011

Company and the other parties thereto, (e) any securities issuable upon conversion of any convertible Debt Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, (f) as of the date of the issuance of any Common Shares issuable upon conversion of any convertible Debt Security, there will be sufficient Common Shares authorized and unissued under the Company’s then operative articles of incorporation (the “Articles of Incorporation”) and not otherwise reserved for issuance, (g) at the time of issuance of the Debt Securities, the Company validly exists and is duly qualified and in good standing under the laws of its jurisdiction of incorporation, and has the necessary corporate power for such issuance, (h) at the time of issuance of the Debt Securities, the Articles of Incorporation and then operative bylaws of the Company (the “Bylaws” and collectively with the Articles of Incorporation, the “Charter Documents”) are in full force and effect and have not been amended, restated, supplemented or otherwise altered, and there has been no authorization of any such amendment, restatement, supplement or other alteration, in either case since the date hereof, (i) any applicable trust indenture (“Indenture”) relating to the issuance of the Debt Securities at the time of issuance of such Debt Securities will have been duly authorized, executed and delivered by the parties thereto and constitute legally valid and binding obligations of the parties thereto, enforceable against each of them in accordance with their respective terms, and (j) that the terms, execution and delivery of the Debt Securities (i) do not result in breaches of, or defaults under, agreements or instruments to which the Company is bound or violations of applicable statutes, rules, regulations or court or governmental orders, and (ii) comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company. We have not verified any of the foregoing assumptions.

Based upon the foregoing, and in reliance thereon, we are of the opinion that with respect to Debt Securities, when (a) an applicable Indenture, if any, or any necessary amendment or supplement thereto or other agreement in respect thereof, if any, has been duly authorized and validly executed and delivered by the Company and the trustee thereunder, (b) any applicable Indenture, if required, has been duly qualified under the Trust Indenture Act of 1939, as amended, if qualification is required thereunder, (c) the specific terms and the issuance and sale of any particular Debt Security have been duly established in accordance with the applicable Indenture, if any, or any necessary amendment thereto or other agreement in respect thereof, if any, and authorized by all necessary action of the Company (including, without limitation, the adoption by the Company’s Board of Directors of resolutions in sufficient form and content under Nevada Revised Statutes section 78.315, as then in effect, and the Company’s Charter Documents, as then in effect, authorizing the creation, issuance and delivery of such Debt Securities, and (d) any such Debt Security has been duly authorized, executed, issued, authenticated (if required) and delivered by or on behalf of the Company and the trustee under an applicable Indenture thereunder, if any, as contemplated by the Registration Statement and/or the applicable Prospectus Supplement either (i) against payment therefor in accordance with the provisions of the applicable Indenture and/or any other agreement or instrument binding upon the Company and the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Company and in the manner contemplated by the Registration Statement and/or the applicable Prospectus

Uranerz Energy Corporation
August 24, 2011

Supplement or (ii) upon conversion, exchange, redemption or exercise of any other Security in accordance with the terms of such Debt Security or the instrument governing such Security as approved by the Company pursuant to its Charter Documents and the applicable laws of the State of Nevada for the consideration approved by the Company, such Debt Securities, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions set forth above are subject to the following qualifications and exceptions:

a.
Our opinions stated above are subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws of general application affecting creditors’ rights.

b.
Our opinions stated above are subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether enforcement is considered in a proceeding in equity or at law).

c.
Our opinions stated above are subject to limitations regarding the availability of indemnification and contribution where such indemnification and contribution may be limited by applicable law or the application of principles of public policy.

d.
In rendering the opinions set forth above, we have assumed that, at the time of the authentication and delivery of a series of Debt Securities, (i) the applicable resolutions referred to above will not have been modified or rescinded and (ii) there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of the Debt Securities, the Registration Statement and any required post-effective amendment thereto

e.
We express no opinion as to the enforceability of (i) provisions that relate to choice of law or forum selection, (ii) waivers by the Company of any statutory or constitutional rights or remedies, (iii) terms which excuse any person or entity from liability for, or require the Company to indemnify such person or entity against, such person’s or entity’s negligence or willful misconduct, or (iv) obligations to pay any prepayment premium, default interest rate, early termination fee or other form of liquidated damages, if the payment of such premium, interest rate, fee or damages may be construed as unreasonable in relation to actual damages or disproportionate to actual damages suffered as a result of such prepayment, default or termination.

f.	We draw your attention to the fact that, under certain circumstances, the enforceability of terms to the effect that provisions may not be waived or modified except in writing may be limited.

Uranerz Energy Corporation
August 24, 2011

The foregoing opinions are limited to the laws of the State of New York, and we express no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.”  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours, /s/ DORSEY & WHITNEY LLP DORSEY & WHITNEY LLP

KRA/SK